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                                                                   Exhibit 4 (d)
                              AMENDMENT NO. 2 TO
                             GOVERNANCE AGREEMENT

     This Amendment No. 2 (this "Amendment No. 2") to the Governance Agreement (as hereinafter defined), between United Water Resources Inc., a New Jersey corporation ("UWR"), and Lyonnaise American Holding, Inc., a Delaware corporation (the "Stockholder"), is dated as of July 14, 1997.

                                  WITNESSETH
                                  ----------

     WHEREAS, UWR and the Stockholder are parties to a Governance Agreement dated and effective as of April 22, 1994 (the "Original Governance Agreement"); and

     WHEREAS, UWR and the Stockholder are parties to an Amendment No. 1 to the Original Governance Agreement, dated as of June 27, 1996 ("Amendment No. 1"; and the Original Governance Agreement, as so amended, being hereinafter called the "Governance Agreement"); and

     WHEREAS, UWR, the Stockholder and Montgomery Watson, Inc., a Delaware corporation ("MW"), propose to restructure their pre-existing relationships by entering into a Master Agreement (the "Master Agreement"), dated as of July 14, 1997, with Montgomery Watson Americas, Inc., a California corporation ("MWA"), United Water Services LLC, a Delaware limited liability company ("UWS"), and Suez Lyonnaise des Eaux ("Lyonnaise"), ancillary to or in connection with which Master Agreement there are to be a number of other agreements, instruments and actions among, between, with or by any one or more of the foregoing parties to the Master Agreement and any one or more of certain other entities, including, without limitation, United Water Services Canada L.P., an Ontario limited partnership, and United Water Services Mexico LLC, a Delaware limited liability company (collectively, the "North American Restructuring"); and

     WHEREAS, UWR is willing to enter into the North American Restructuring only upon fulfillment of certain conditions, including, without limitation, the clarification of certain implications of the North American Restructuring under the Governance Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1.   Amendments. The Governance Agreement shall be and hereby is amended as
          ----------
follows:

               (a)  Section 3.5(a).  The following sentence shall be added at
                    --------------
the end of Section 3.5(a): "It is understood and agreed that Unrelated Business shall in any event exclude the North American Restructuring (as defined in Amendment No. 2 to this Agreement, dated as of July 14, 1997)."

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          (b)  Section 6.1(d).  The words "or (iii)" in Section 6.1(d) shall be
               --------------
replaced with the following phrase: "(iii) the investment or involvement of UWR or any affiliated or associated Person as part of the North American Restructuring (as defined in Amendment No. 2 to this Agreement, dated as of July 14, 1997) or (iv)".

     2.   Continued Effect.  Except for the amendments provided for above, all
          ----------------
terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Governance Agreement remain in full force and effect and shall not be deemed to be waived, modified or amended hereby.

     3.   Effectiveness.  This Amendment No. 2 shall become effective upon the
          -------------
execution and delivery hereof by UWR and the Stockholder.

     4.   Governing Law.  This Amendment No. 2 shall be governed by and
          -------------
construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

     5.   Counterparts.  This Amendment No. 2 may be executed by the parties
          ------------
hereto in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.   Definitions.  Capitalized terms not otherwise defined herein shall
          -----------
have the meanings accorded to them in the Governance Agreement.

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     IN WITNESS WHEREOF, UWR and the Stockholder have caused this Amendment No.
2 to be duly executed by their respective authorized officers as of the date set forth at the head of this Amendment No. 2.


                                   UNITED WATER RESOURCES INC.


                                   By: ________________________________________
                                         Name:
                                         Title:


                                   LYONNAISE AMERICAN HOLDING, INC.


                                   By: ________________________________________
                                         Name:
                                         Title:


Suez Lyonnaise des Eaux ("Lyonnaise") represents and warrants that the agreement of Lyonnaise to this Amendment No. 2 set forth below has been duly executed and delivered by Lyonnaise and, assuming due authorization and valid execution and delivery of this Amendment No. 2 by UWR and the Stockholder, such Amendment No. 2 is a valid and binding obligation of Lyonnaise, enforceable in accordance with its terms. Lyonnaise agrees, and agrees to cause each Lyonnaise Affiliate, to be bound by those provisions of this Amendment No. 2 binding on or applying to the Stockholder or the Stockholder Affiliates.


                                   Suez Lyonnaise des Eaux


                                   By: _________________________________________
                                         Name:
                                         Title:

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